SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date Of Earliest Event Reported): April 30, 2004.

COLLINS & AIKMAN FLOORCOVERINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-88212	58-2151061
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

311 Smith Industrial Boulevard

Dalton, Georgia 30721

(Address of principal executive offices, including zip code)

(706) 259-9711

(Registrant’s telephone number, including area code)

None.

(Former name or Former Address if

Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On April 30, 2004, Tandus Group, Inc. (the “Company”), which includes Collins & Aikman Floorcoverings, Inc., and its subsidiaries, issued a press release announcing its financial results for the fiscal fourth quarter and year ended January 31, 2004 (the “Press Release”). A copy of the Press Release was furnished under Item 12 on a Current Report on Form 8-K, dated April 30, 2004. The purpose of this Current Report on Form 8-K is to have certain of the information included in the prior Form 8-K deemed “filed” and to update and expand certain of the disclosure contained therein.

The Company is a party to a Senior Credit Facility that requires, among other things, that the Company comply with covenants and maintain certain financial ratios, which become more restrictive over time. The Company was in compliance with all covenants of the Senior Credit Facility as of the end of its last fiscal year, January 31, 2004. Certain of the covenants become more restrictive in fiscal 2004, and it is probable that the Company will not be in compliance with at least one of these covenants during fiscal 2004, with such non-compliance expected to occur for the first quarter ended May 1, 2004. The Company is presently in discussions with its lenders to obtain revised covenants to allow it to remain in compliance in fiscal 2004, and expects, based on these discussions and the (i) underlying strength of its credit statistics, including senior leverage of less than 1.0x Adjusted EBITDA and interest coverage of approximately 2.0x and (ii) strengthening of its revenue and backlog relative to prior year, that it will be able to obtain revised covenants. If management is unsuccessful in negotiating revised covenants, however, the lenders would be able to exercise all of their remedies under the Senior Credit Facility, including the ability to declare all outstanding borrowings immediately due and payable. The acceleration of the Company’s borrowings under the Senior Credit Facility would constitute an event of default under the Company’s 9 3/4% Senior Subordinated Notes. If an event of default occurs and is continuing under the 9 3/4% Senior Subordinated Notes indenture, the trustee or the holders of at least 25% in principal amount of the outstanding Notes would be able to declare the principal of and accrued but unpaid interest on the Notes to be immediately due and payable. In addition, the Company would no longer be able to borrow any additional amounts under the Senior Credit Facility in the event it is not in compliance with any of the covenants in the Senior Credit Facility.

The Company has delayed the filing of its Annual Report on Form 10-K, as required by its indenture relating to the Senior Subordinated Notes, until such time as it has secured an amendment to its Senior Credit Facility. Absent such an amendment to the Senior Credit Facility, the Company’s independent auditors have informed the Company that their report on the fiscal 2003 financial statements would include a report modification. As previously mentioned, the Company expects to obtain such amendment and to immediately thereafter file its Annual Report on Form 10-K, which would then include an “unqualified” audit opinion from its independent auditors.

Until such time as the amendment has been obtained, the Company believes it will have sufficient liquidity and capital resources to meet its operating needs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLINS & AIKMAN FLOORCOVERINGS, INC.

Date: May 7, 2004	/s/ Stephen M. Powell
Stephen M. Powell, Vice President of Finance